Exhibit 10.2
ACKNOWLEDGMENT AND CONFIRMATION AGREEMENT

TO:	JP MORGAN CHASE BANK, N.A., as administrative agent, and JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian administrative agent, for and on behalf of the lenders under the Credit Agreement (as defined below)
               Reference is made to the credit agreement (the “Credit Agreement”) dated as of November 23, 2005 (as amended, supplemented or otherwise modified from time to time) among Sunshine Acquisition II, Inc., a Delaware corporation, SS&C Technologies, Inc., a Delaware corporation, SS&C Technologies Canada Corp., a Nova Scotia unlimited company (“SS&C-NS” and collectively, the “Borrowers”), the lenders from time to time party to the Credit Agreement (the “Lenders”), Wachovia Bank, National Association, as syndication agent, Bank of America, N.A., as documentation agent, JPMorgan Chase Bank, N.A., as administrative agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent (the “Canadian Administrative Agent” and collectively the “Administrative Agents”).
               The undersigned also refer to the Canadian guarantee and collateral agreement (the “Guarantee”) dated as of November 23, 2005 among SS&C-NS and 3105198 Nova Scotia Company, a Nova Scotia unlimited company (the “Guarantor”), in favour of the Canadian Administrative Agent.
               On September 1, 2009 SS&C-NS and the Guarantor amalgamated pursuant to the Companies Act (Nova Scotia) to form SS&C Technologies Canada Corp., a Nova Scotia unlimited company (“Amalco”).

             The Administrative Agents have requested that Amalco acknowledge and confirm the continued effect of its obligations under both the Credit Agreement and the Guarantee.
             Amalco has agreed to acknowledge and confirm the continued effect of its obligations under the Credit Agreement and the Guarantee.
             The parties hereto acknowledge and agree that:
(a)	notwithstanding the amalgamation of SS&C-NS and the Guarantor to form Amalco, their respective obligations under the Credit Agreement and the Guarantee shall continue in full force and effect and that the security interests granted in favour of the Canadian Administrative Agent on behalf of the Lenders pursuant to the Guarantee shall continue in full force and effect as continuing security for the payment and performance of all obligations, indebtedness and liabilities of the Borrowers and the Guarantor (as the case may be) to the Administrative Agents, as applicable, and the Lenders, as contemplated therein;

(b)	the covenants and agreements herein contained shall extend to and enure to the benefit of the successors and permitted assigns of the parties hereto;

(c)	this Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario with respect to the Guarantee and in accordance with the laws of the State of New York with respect to the Credit Agreement;

(d)	this Agreement may be executed in counterparts, each of which shall be considered an original and all of which taken together shall constitute a single agreement; and

(e)	in the event that one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired thereby.
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               IN WITNESS WHEREOF, the parties hereto have signed this Acknowledgment and Confirmation Agreement as of August 31, 2009.

SS&C TECHNOLOGIES CANADA CORP.

by	/s/ Patrick J. Pedonti Name: Patrick J. Pedonti
Title: Director

JPMORGAN CHASE BANK, N.A.,

by	/s/ Ann B. Kerns Name: Ann B. Kerns
Title: Vice President

JPMORGAN CHASE BANK, N.A.,
TORONTO BRANCH

by	/s/ Deep Khosla Name: Deep Khosla
Title: Managing Director